SCHEDULE 14A
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                     INFORMATION REQUIRED IN PROXY STATEMENT

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                           CFS Bancshares, Inc.
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FOR IMMEDIATE RELEASE           CONTACT:  Peter G. Mathon
After 4 p.m. EST                          PR Counsel for Citizens Trust Bank
Thursday, May 30, 2002                    404-352-8015

                                          Willard "Chuck" Lewis
                                          Sr. Executive V.P. and COO
                                          Citizens Trust Bank
                                          404-653-2815

                                          Bunny Stokes, Jr.
                                          Chairman/CEO of CFS Bancshares
                                          205-328-2041



         CITIZENS BANCSHARES CORPORATION AND CITIZENS TRUST BANK OF
   ATLANTA ANNOUNCE AGREEMENT TO ACQUIRE CFS BANCSHARES, INC. OF BIRMINGHAM

        Historic Merger Will Position The New Citizens Among Top Two
                        African-American Owned Banks

Citizens Bancshares Corporation (OTC Bulletin Board: CZBS) and its wholly owned subsidiary Citizens Trust Bank have signed a definitive agreement to acquire CFS Bancshares, Inc., parent company of Citizens Federal Savings Bank of Birmingham, Alabama. Citizens Trust Bank is one of Atlanta's oldest banks and is the third largest African-American owned bank in the country with assets of nearly $300 million. The new combined company will have assets of more than $400 million, making it the second largest African-American owned bank in the United States behind only Carver Federal Savings Bank in New York City.

"Two of the country's most economically-dynamic markets - Atlanta and Birmingham - are also two of the country's most historically-rich African American communities, so we're very excited and very privileged to bring them together for this new banking opportunity," said James E. Young, president and CEO of Citizens Bancshares Corporation.

Under terms of the agreement, each share of CFS Bancshares common stock will be exchanged for the right to receive $64.62 in cash. If the effective time of the acquisition is after August 31, 2002, the per share merger consideration price will increase by $0.07 per share each month through December of 2002. Each option share of CFS Bancshares will be converted into the right to receive cash equal to the merger consideration minus the per share exercise price.

"This transaction gives us an exciting ability to serve our communities even better through new products and services, including a city-wide network of ATM's, internet banking, mutual funds, commercial loans, and much more," said Bunny Stokes, Jr., chairman and CEO of CFS Bancshares, Inc.


Citizens Federal will assume the name Citizens Trust Bank and Mr. Stokes will serve as president and CEO of the new Citizens Trust Bank, Alabama Division. He will also serve on the board of directors of the parent company, Citizens Bancshares Corporation.

Referring to A.G. Gaston, who founded Citizens Federal, Mr.
Stokes added, "Our good friend and long-time colleague would have loved this move because it is solidly based on his entrepreneurial business style - namely, find a need and fill it." Mr. Gaston, who died in 1996 at age 103, was one of Alabama's most successful and respected business people, starting companies in banking, insurance, construction, funeral services, and radio broadcasting.

The agreement is subject to a vote by the approximately 350 shareholders of CFS Bancshares, with that vote expected to be held in the third quarter of 2002. Completion of the acquisition is also subject to the receipt of various regulatory approvals. For the shareholders of Citizens Trust, the agreement is immediately accretive.

As of March 31, 2002, Citizens Bancshares Corporation had assets of $291 million, loans of $154 million, and deposits of $258 million. As of the same date, CFS Bancshares, Inc. had assets of $108 million, loans of $39 million, and deposits of $98 million.

Founded in Birmingham in 1957, Citizens Federal Savings Bank operates as a savings bank that offers certificates of deposit (CD's), savings accounts, checking accounts, IRA's, and mortgage loans. It is also a large lender to churches. The bank's rating under the Community Reinvestment Act (CRA) is "outstanding."

Citizens Federal Savings Bank serves its principal lending area of Jefferson and Greene counties in Alabama from its main office at 1700 Third Avenue North in Birmingham, as well as from two branches - one at 2100 Bessemer Road in Birmingham and the other at 213 Main Street in Eutaw, Alabama.

Citizens Trust Bank, founded in Atlanta in 1921, has headquarters at 75 Piedmont Avenue in downtown Atlanta. It also operates 11 branch offices in metro Atlanta, as well as a branch in Columbus, Georgia. The stock of the bank's holding company is available to the public through Citizens Bancshares in over-the-counter trading under the symbol "CZBS."

FORWARD LOOKING STATEMENTS
When used in this press release or other public shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words "will", "expect", "continue", "anticipate", "estimate", "project", or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Citizens Bancshares and CFS Bancshares wish to caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date made, and to advise readers that various factors including regional and national economic conditions, changes in levels of market interest rates, credit risks of lending activities and competitive and regulatory factors could cause actual results to differ materially from those anticipated or projected.

The parties do not undertake, and specifically disclaim, any obligation to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.


CFS Bancshares will be filing relevant documents concerning the merger with the Securities and Exchange Commission ("SEC"). WE URGE INVESTORS TO READ THESE DOCUMENTS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain the documents free of charge at the SEC's website, www.sec.gov. In addition, documents filed with the SEC will be available free of charge from the Secretary of CFS Bancshares at 1700 Third Avenue North, Birmingham, Alabama 35202, telephone (205) 328-2041. The directors and executive officers of CFS Bancshares may be deemed to be participants in the solicitation of proxies. The direct or indirect interests of such participants, by security holdings or otherwise, will be included in the proxy statement to be filed with the SEC. CFS BANCSHARES INVESTORS SHOULD READ THE PROXY STATEMENT AND OTHER DOCUMENTS TO BE FILED WITH THE SEC CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER.

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BACKGROUND ABOUT CITIZENS TRUST BANK

* Founded in 1921 by legendary developer Heman Perry and four other prominent business leaders, who were collectively known as "The Fervent Five" in recognition of their commitment to provide Atlanta's African-American community with quality, non-discriminatory banking services
* In 1934, became the first African-American owned bank in the U.S. to become a member of the Federal Deposit Insurance Corporation (FDIC)
* In 1948, became the first African-American owned bank to become a member of the Federal Reserve System
* In 1985, named "Bank of the Year" by Black Enterprise magazine
*    In 1998, merged with First Southern Bank
* In 2000, became the first and only African-American owned bank to become part of the Small Business Administration's (SBA) Preferred Lender Program
*    In February of 2000, purchased the assets of Mutual Federal
     Savings Bank
* Mission remains the same as when founded: (1) to promote the community's financial stability and business development, (2) to emphasize thrift, and (3) to make home ownership possible for more people

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BACKGROUND ABOUT CITIZENS FEDERAL SAVINGS BANK

* Chartered in September of 1956 and a member since its inception of the Federal Home Loan Bank System (FHLBS)
* On March 28, 1983 converted from a federal mutual savings and loan association to a federal capital stock association through the sale and issuance of 130,000 shares of common stock
* On October 10,1983 converted from a federal stock savings and loan association to a federal stock savings bank, then on June 30, 1998 became the wholly-owned subsidiary of CFS Bancshares, Inc.
* Long considered the bank of Alabama's legendary black entrepreneur A.G. Gaston

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